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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          Whitney Holding Corporation
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (04-05)

                                 (WHITNEY LOGO)

March 22, 2006

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

     Whitney Holding Corporation will hold its Annual Meeting of Shareholders on Wednesday, April 26, 2006, at 10:30 a.m. at the Pan-American Life Center, 601 Poydras Street, 11th Floor, New Orleans, Louisiana, for the following purposes:

     1.   To elect two directors to serve until the 2011 annual meeting.

     2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm to audit the books of the Company and its subsidiaries for 2006.

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on March 6, 2006 are entitled to notice of, and to vote at, this meeting.

                                        By order of the Board of Directors,


                                        JOSEPH S. SCHWERTZ, JR.
                                        Corporate Secretary

              228 ST. CHARLES AVENUE, NEW ORLEANS, LOUISIANA 70130

                             YOUR VOTE IS IMPORTANT

     Whether or not you expect to attend the meeting, your vote is important. If voting by mail, please mark, date, sign and promptly return the enclosed proxy in the accompanying envelope. No postage is required if mailed in the United States. You may also vote toll free over the telephone or through the Internet. You may later revoke your proxy and vote in person.

                                TABLE OF CONTENTS

INFORMATION ABOUT THE MEETING AND VOTING..................................     1
   Where and when is the Annual Meeting of Shareholders?..................     1
   Who may vote at the meeting?...........................................     1
   How many shares must be present to hold the meeting?...................     1
   What proposals will be voted on at the meeting?........................     2
   How many votes are required to approve these proposals?................     2
   How are votes counted?.................................................     2
   How does the Board recommend that I vote?..............................     2
   How do I vote my shares without attending the meeting?.................     2
   How do I vote my shares in person at the meeting?......................     3
   What does it mean if I receive more than one proxy card?...............     3
   May I change my vote?..................................................     3
   Is the meeting location accessible to people with disabilities?........     3
   How do I get additional copies of SEC filings?.........................     3
VOTING SECURITIES AND PRINCIPAL HOLDERS...................................     4
ELECTION OF DIRECTORS.....................................................     4
THE BOARD OF DIRECTORS....................................................     5
BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT..........................     6
BOARD OF DIRECTORS AND ITS COMMITTEES.....................................     7
   Board of Directors.....................................................     7
   Nominating and Corporate Governance Committee..........................     8
   Shareholder Recommendations of Director Candidates.....................     9
   Director Qualifications, Qualities and Skills..........................     9
   Identification and Evaluation of Directors.............................     9
   Audit Committee........................................................    10
   Compensation of Directors..............................................    10
   Report of the Audit Committee..........................................    11
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
ON EXECUTIVE COMPENSATION.................................................    12
EXECUTIVE COMPENSATION....................................................    14
   Summary Compensation Table.............................................    14
   Option Grants Table....................................................    16
   Aggregated Option Exercises in 2005 and Fiscal Year-End Option Value
   Table..................................................................    16
   Retirement Plans; Change in Control Agreements.........................    17
STOCK PERFORMANCE GRAPH...................................................    18
COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION.................................................    19
CERTAIN TRANSACTIONS......................................................    19
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................    19
AUDITORS..................................................................    20
   Audit Fees.............................................................    20
   Audit-Related Fees.....................................................    20
   Tax Fees...............................................................    20
   All Other Fees.........................................................    20
   Audit Committee Preapproval Policies and Procedures....................    20
SHAREHOLDER COMMUNICATIONS................................................    20
SHAREHOLDER PROPOSALS.....................................................    21
OTHER MATTERS.............................................................    21
EXHIBIT A.................................................................   A-1

                                 (WHITNEY LOGO)

                                 PROXY STATEMENT
                                       FOR
                    ANNUAL MEETING TO BE HELD APRIL 26, 2006

     We are providing these proxy materials in connection with the solicitation by the Board of Directors (the Board) of Whitney Holding Corporation (the Company) of proxies to be voted at the Company's Annual Meeting of Shareholders to be held on April 26, 2006, and at any adjournments or postponements of the meeting. We will begin mailing this Proxy Statement, the Summary Annual Report, the annual report on Form 10-K and the proxy card to shareholders on or about March 22, 2006 and will bear the cost of soliciting proxies. Directors, officers and regular employees of the Company and its banking subsidiary, Whitney National Bank (the Bank), may solicit proxies by mail, telephone, facsimile machine or personal interview and will not receive additional compensation. The Company has retained Morrow & Co., Inc. at an approximate fee of $5,000 plus associated costs and expenses, to assist in the solicitation of proxies.

                    INFORMATION ABOUT THE MEETING AND VOTING

WHERE AND WHEN IS THE ANNUAL MEETING OF SHAREHOLDERS?

     We will hold the Annual Meeting of Shareholders on April 26, 2006 at 10:30 a.m. at the Pan-American Life Center Auditorium, 601 Poydras Street, 11th Floor, New Orleans, Louisiana.

WHO MAY VOTE AT THE MEETING?

     The Board set March 6, 2006 as the record date for the meeting. If you owned Company common stock at the close of business on March 6, 2006, you may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

     - held directly in your name with our transfer agent, American Stock Transfer & Trust Company, as a "shareholder of record;"

     - held for you in an account with a broker, bank or other nominee (shares held in "street name"); and

     - credited to your Whitney National Bank employee account in the Bank's Savings Plus 401(k) Plan (the 401(k) plan).

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

     A majority of the Company's outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. On the record date, there were 63,460,447 shares of Company common stock outstanding. Your shares are counted as present at the meeting if you:

     - properly vote by Internet or telephone or submit a proxy card prior to the meeting; or

     -    are present and vote in person at the meeting.

WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

     There are two proposals scheduled to be voted on at the meeting:

     1.   Election of two directors; and

     2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm to audit the books of the Company and its subsidiaries for 2006.

HOW MANY VOTES ARE REQUIRED TO APPROVE THESE PROPOSALS?

     Directors will be elected by a plurality of the votes cast at the meeting. This means that the two nominees who receive the largest number of "FOR" votes will be elected as directors. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the annual meeting is needed to ratify the selection of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm to audit the books of the Company and its subsidiaries for 2006.

HOW ARE VOTES COUNTED?

     You may either vote "FOR" or "WITHHOLD" authority to vote for each nominee for the Board of Directors. If you withhold authority to vote with respect to any nominee, your shares will count for the purpose of establishing a quorum, but will have no effect on the election of that nominee. If you just sign and submit your proxy card without voting instructions, the proxies will vote your shares "FOR" each director nominee and the ratification of the selection of PricewaterhouseCoopers LLP.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

     The Board of Directors recommends that you vote "FOR" each of the nominees and "FOR" the ratification of the selection of PricewaterhouseCoopers LLP.

HOW DO I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

     Whether you hold shares in your own name, in street name, or through the 401(k) plan, you may direct your vote without attending the meeting. If you are a shareholder of record or hold shares through the 401(k) plan, you may vote by granting a proxy, as follows:

     - By Internet or Telephone - You may submit your proxy by following the instructions on the proxy card. Shareholders of record who are also participants in the 401(k) plan will receive two proxy cards. If you vote using the Internet or telephone, you do not need to return your proxy card. We have designed telephone and Internet voting procedures that authenticate your identity as a shareholder, allow you to give your voting instructions and confirm that your instructions have been properly recorded. The deadline for telephone and Internet voting is 11:59 p.m. Eastern Time on April 25, 2006.

     - By Mail - You may vote by mail by signing and dating your proxy card (or cards, if you are both a record shareholder and a participant in the 401(k) plan) and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity. The Corporate Secretary must receive your proxy card by 10:30 a.m. on April 26, 2006 in order for your shares to be voted.

     For shares held in street name, you should follow the voting directions your broker or nominee provides. You can complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions, your broker or nominee will vote your shares as you direct.

HOW DO I VOTE MY SHARES IN PERSON AT THE MEETING?

     If you choose to vote at the meeting:

     - If you are a registered shareholder of record or hold shares in the 401(k) plan, you should bring the enclosed proxy card and proof of identity.

     - If you hold your shares in street name, you must obtain a broker representation letter in your name from your bank, broker or other holder of record.

     At the appropriate time during the meeting, we will ask the shareholders present whether anyone wishes to vote in person. You should raise your hand to receive a ballot to record your vote.

     Even if you plan to attend the meeting, we encourage you to vote by telephone, Internet or mail so your vote will be counted if you later decide not to attend the meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means you hold shares registered in more than one name or hold shares through the 401(k) plan in addition to other shares. To ensure that all your shares are voted, sign and return each proxy card, or if you vote by telephone or Internet, vote once for each proxy card you receive.

MAY I CHANGE MY VOTE?

     Yes. Whether you have voted by mail, telephone or the Internet, you may change your vote and revoke your proxy by:

     -    voting by telephone or the Internet at a later time;

     -    submitting a properly signed proxy card with a later date;

     -    voting in person at the meeting subject to proof of identity; or

     -    delivering written notice that you wish to revoke your proxy to Joseph
          S. Schwertz, Jr., Corporate Secretary, at or before the meeting. Mr. Schwertz's office is located in Suite 626, 228 St. Charles Avenue, New Orleans, LA 70130.

IS THE MEETING LOCATION ACCESSIBLE TO PEOPLE WITH DISABILITIES?

     Yes. The Pan-American Life Center Auditorium, in which the meeting will be held, offers access for people using wheelchairs.

HOW DO I GET ADDITIONAL COPIES OF SEC FILINGS?

     COPIES OF THE COMPANY'S FINANCIAL REPORTS, INCLUDING ITS REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) ON FORMS 10-K AND 10-Q, WITH FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES BUT WITHOUT EXHIBITS, ARE AVAILABLE WITHOUT COST BY SENDING YOUR WRITTEN REQUEST TO: MRS. SHIRLEY N. FREMIN, MANAGER, INVESTOR RELATIONS, WHITNEY HOLDING CORPORATION, P. O. BOX 61260, NEW ORLEANS, LA 70161, (504) 586-3627 OR BY CALLING TOLL FREE (800) 347-7272, EXT. 3627, OR BY SENDING AN E-MAIL TO THE FOLLOWING ADDRESS:
INVESTOR.RELATIONS@WHITNEYBANK.COM. COPIES, INCLUDING EXHIBITS, CAN ALSO BE OBTAINED FREE OF CHARGE BY CLICKING ON ABOUT WHITNEY, SEC FILINGS ON OUR WEBSITE AT WWW.WHITNEYBANK.COM. THIS WEBSITE ADDRESS IS PROVIDED FOR YOUR INFORMATION AND CONVENIENCE; PROVIDING THIS ADDRESS DOES NOT INCORPORATE BY REFERENCE ANY OF THE DOCUMENTS ON OUR WEBSITE. YOU CAN OBTAIN A COPY OF ANY LISTED EXHIBIT TO A 10-K OR 10-Q BY SENDING YOUR WRITTEN REQUEST TO THE ADDRESS FURNISHED ABOVE. WE WILL FURNISH THE COPY UPON PAYMENT OF A FEE.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

     Only shareholders of record as of the close of business on March 6, 2006 are entitled to notice of, and to vote at, the meeting. On that date, 63,460,447 shares of common stock, our only class of authorized stock, were outstanding. Each share is entitled to one vote. As of February 14, 2006, the entities named below were, to our knowledge, the only beneficial owners of more than 5% of our outstanding common stock, as determined under Rule 13d-3 of the SEC.

Name and Address                     Shares Beneficially   Percent of
of Beneficial Owner                         Owned             Class
-------------------                  -------------------   ----------
Private Capital Management(1)             5,153,160           8.12%
   8889 Pelican Bay Boulevard
   Naples, FL 34108

Barclays Global Investors, N.A.(2)        4,106,417           6.47%
   45 Fremont Street
   San Francisco, CA 94105

(1) Information is based on a Schedule 13G/A filed by Private Capital Management (PCM) on February 14, 2006 with the SEC. PCM filed as an Investment Adviser registered under section 203 of the Investment Advisers Act of 1940. Bruce S. Sherman is Chief Executive Officer of PCM and Gregg
     J. Powers is President. In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting authority with respect to shares held by PCM's clients and managed by PCM. They disclaim beneficial ownership of the shares held by PCM's clients and disclaim the existence of a group. This figure also includes 60,000 shares owned by Mr. Sherman individually.

(2) Information is based on a Schedule 13G filed on January 27, 2006 with the SEC by Barclays Global Investors, N.A., Barclays Global Fund Advisors and certain related entities. They reported voting and dispositive power as of December 31, 2005 as follows: (a) Barclays Global Investors, N.A. reported sole voting power as to 1,007,191 shares, sole dispositive power as to 1,189,821 shares and beneficial ownership of 1,189,821 shares; and (b) Barclays Global Fund Advisors reported sole voting power as to 2,916,596 shares, sole dispositive power as to 2,916,596 shares and beneficial ownership of 2,916,596 shares. The shares reported are held by the Company in trust accounts for the economic benefit of the beneficiaries of those accounts. They disclaim the existence of a group.

                              ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide for a Board of Directors of five to 25 persons, divided into five classes serving staggered five-year terms. By Board resolution, the number of directors has been set at 15, to be effective following the 2006 Annual Meeting of Shareholders, two of whom are to be elected this year. Messrs. Hines and Lippman, who were elected at prior shareholders' meetings, are nominated to serve for terms expiring at the Company's 2011 annual meeting. The Nominating and Corporate Governance Committee met in January 2006 to evaluate the two nominees standing for election. Based on the Committee's evaluation and with their recommendation, the Board approved the inclusion of both nominees on the Company's proxy card and recommend shareholders vote "FOR" both nominees.

     Directors are elected by a plurality of the votes actually cast in accordance with the Louisiana Business Corporation Law. We disregard abstentions and broker nonvotes in the election of directors. We expect that each nominee will be available for election. If a nominee is unavailable, the proxies will cast your vote for any substitute nominee the Nominating and Corporate Governance Committee and the Board recommend.

     The following table sets forth information we obtained from the nominees and other directors about (a) their principal occupations for the last five years and (b) directorships they hold with other public companies.

                             THE BOARD OF DIRECTORS

DIRECTORS WITH TERMS EXPIRING IN 2006 AND NOMINATED FOR TERMS EXPIRING IN 2011*

William A. Hines, 69       Chairman of the Board, Nassau Holding Corporation
                           (holding company of entities in the oil field service
                           industry) (since 1978); WHITNEY DIRECTOR SINCE 1986.

Alfred S. Lippman, 67      Co-Manager, Lippman, Mahfouz, Tranchina & Thorguson,
                           LLC, Attorneys at Law (commencing 2001); Sr. Partner,
                           Lippman, Mahfouz & Martin, Attorneys at Law (1983 to
                           2000); WHITNEY DIRECTOR SINCE 1996.

* A Company bylaw states that a director shall retire from the Board effective the date of the Annual Meeting of Shareholders following his or her 70th birthday. The bylaw exempts certain directors from this requirement who were serving as directors at the time of the bylaw's adoption, but this exemption does not apply to Messrs. Hines or Lippman.

DIRECTORS WITH TERMS EXPIRING IN 2007

James M. Cain, 72          Former Vice Chairman, Entergy Corp. (utility holding
                           company); former Chairman of the Board, Chief
                           Executive Officer and President, Louisiana Power and
                           Light Company (electric utility); former Director,
                           Chief Executive Officer and President, New Orleans
                           Public Service, Inc. (electric and gas utility)
                           (retired 1993); WHITNEY DIRECTOR SINCE 1987.

Richard B. Crowell, 67     Attorney, Crowell & Owens (since 1970); Director,
                           CLECO Corporation; WHITNEY DIRECTOR SINCE 1983.

Michael L. Lomax, 58       President and Chief Executive Officer, United Negro
                           College Fund (since 2004); Former President, Dillard
                           University (1997 to 2004); WHITNEY DIRECTOR SINCE
                           2002.

Dean E. Taylor, 57         Chairman (since 2003), President (since 2001), Chief
                           Executive Officer (since 2002), former Executive Vice
                           President (2000 to 2001), Tidewater, Inc. (marine
                           offshore supply); WHITNEY DIRECTOR SINCE 2002.

DIRECTORS WITH TERMS EXPIRING IN 2008

E. James Kock, Jr., 77     Former President: Bowie Lumber Associates, Downmans
                           Associates, Jeanerette Lumber & Shingle Co., Ltd. and
                           White Castle Lumber & Shingle Co., Ltd. (land and
                           timber holdings, and investments) (retired 1993);
                           WHITNEY DIRECTOR SINCE 1965.

R. King Milling, 65        President of the Company and the Bank (since 1984);
                           WHITNEY DIRECTOR SINCE 1978.

John G. Phillips, 83       Former Chairman of the Board and Chief Executive
                           Officer, The Louisiana Land and Exploration Company
                           (oil and gas exploration and production) (retired
                           1985); Director, Energy Partners, Ltd.; WHITNEY
                           DIRECTOR SINCE 1972.

Thomas D. Westfeldt, 54    President, Westfeldt Brothers, Inc. (green coffee
                           importing firm) (since 1994); WHITNEY DIRECTOR SINCE
                           2002.

DIRECTORS WITH TERMS EXPIRING IN 2009

Joel B. Bullard, Jr., 55   President, Joe Bullard Automotive Companies (since
                           1980); WHITNEY DIRECTOR SINCE 1994.

Angus R. Cooper II, 63     Chairman and Chief Executive Officer, Cooper/T. Smith
                           Corp. (shipping service company) (since 1979);
                           WHITNEY DIRECTOR SINCE 1994.

DIRECTORS WITH TERMS EXPIRING IN 2010

William L. Marks, 62       Chairman of the Board and Chief Executive Officer of
                           the Company and the Bank (since 1990); Director,
                           Adtran, Inc.; Director, CLECO Corporation; WHITNEY
                           DIRECTOR SINCE 1990.

Eric J. Nickelsen, 61      Real estate developer and part owner, John S. Carr &
                           Company, Inc. (since 1998); WHITNEY DIRECTOR SINCE
                           2000.

Kathryn M. Sullivan, 49    Chief Financial Officer and Senior Vice President,
                           Blue Cross and Blue Shield Association (since 2004);
                           Former President and Chief Executive Officer (1999 to
                           2004), Blue Cross and Blue Shield of Louisiana;
                           WHITNEY DIRECTOR SINCE 2003.

                BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth beneficial ownership of the Company's outstanding stock as of March 6, 2006 including shares held in the 401(k) plan by the named executive officers.

                                  CURRENT      SHARES         STOCK UNITS
                                BENEFICIAL     SUBJECT        HELD UNDER                    PERCENT
                                 HOLDINGS    TO OPTIONS   DEFERRAL PLANS (1)   TOTAL (2)   OF CLASS
                                ----------   ----------   ------------------   ---------   --------
DIRECTORS
Joel B. Bullard, Jr. (3)           26,330       29,250          15,247            55,580       *
James M. Cain                       5,599       31,500          18,095            37,099       *
Angus R. Cooper II                394,694       29,250              --           423,944       *
Richard B. Crowell (4)            391,519        4,500              --           396,019       *
William A. Hines                  252,723        9,000              --           261,723       *
E. James Kock, Jr. (5)            122,361       18,000           7,458           140,361       *
Alfred S. Lippman (6)             135,488       31,500             785           166,988       *
Michael L. Lomax                       92       18,000           2,128            18,092       *
William L. Marks (7)              598,036      196,355              --           794,391     1.25%
R. King Milling (8)               267,622       65,338              --           332,960       *
Eric J. Nickelsen (9)              13,188       20,250          14,378            33,438       *
John G. Phillips                   12,882       29,250              --            42,132       *
Carroll W. Suggs (10)               8,250       31,500              --            39,750       *
Kathryn M. Sullivan                 1,487        9,000              --            10,487       *
Dean E. Taylor (11)                 3,292       15,500           4,804            18,792       *
Thomas D. Westfeldt                 8,662       18,000              --            26,662       *

EXECUTIVE OFFICERS
Robert C. Baird, Jr. (12)         102,838      157,370              --           260,208       *
Thomas L. Callicutt, Jr. (13)      35,153       90,998              --           126,151       *
John C. Hope III (14)             141,882      157,370              --           299,252       *

All 24 directors and executive officers of the Company as a group              4,090,823     8.37%

*    Less than 1% of the outstanding common stock.

(1) Shares and stock units held in the Company's deferral plans are not included in the "Total" column.

(2) Ownership shown includes direct and indirect ownership and, unless otherwise noted and subject to community property laws where applicable, each shareholder has sole investment and voting power with respect to reported holdings. The Bank serves as trustee of the Whitney National Bank Retirement Trust, which held 74,175 shares as of March 6, 2006. An executive officer of the Company serves with other Bank employees on a committee that makes voting and investment decisions with respect to these shares.

     Shares held by the trust have been included only in the calculation of the beneficial ownership of all executive officers and directors as a group.

(3) Mr. Bullard's share total includes 5,062 shares in a profit sharing trust and 8,860 shares in family trusts, for which he disclaims beneficial ownership.

(4) Mr. Crowell's share total includes 10,500 shares in Mr. Crowell's family trusts, over which Mr. Crowell has voting rights, but for which he disclaims beneficial ownership and 1,500 shares in family trusts of which Mr. Crowell's wife is the trustee, but for which he disclaims beneficial ownership.

(5) Mr. Kock's share total includes 18,990 shares over which Mr. Kock holds a usufruct, 14,704 shares owned by several trusts for the benefit of his children, for which he serves as trustee and for which he disclaims beneficial ownership and 5,287 shares owned by members of Mr. Kock's family, for which he disclaims beneficial ownership.

(6) Mr. Lippman's share total includes 78,628 shares held for the benefit of Mr. Lippman in the Alfred S. Lippman IRA Account.

(7) Mr. Marks' share total includes 137,500 shares of restricted stock granted pursuant to the Company's Long-Term Incentive Plans and 13,900 shares of stock held for the benefit of Mr. Marks in the 401(k) plan.

(8) Mr. Milling's share total includes 33,000 shares of restricted stock granted pursuant to the Company's Long-Term Incentive Plans and 10,855 shares of stock held for the benefit of Mr. Milling in the 401(k) plan.

(9) Mr. Nickelsen's share total includes 2,000 shares held in a trust over which Mr. Nickelsen has full voting authority.

(10) Mrs. Suggs is a director with a term expiring at the 2006 annual meeting and will retire from the Board of Directors effective as of the annual meeting pursuant to the Company's bylaws.

(11) Mr. Taylor's share total includes 1,467 shares of stock held for the benefit of Mr. Taylor's children in an account which he controls and over which he has voting power.

(12) Mr. Baird's share total includes 28,500 shares of restricted stock granted pursuant to the Company's Long-Term Incentive Plans and 9,145 shares of stock held for the benefit of Mr. Baird in the 401(k) plan.

(13) Mr. Callicutt's share total includes 17,500 shares of restricted stock granted pursuant to the Company's Long-Term Incentive Plans.

(14) Mr. Hope's share total includes 28,500 shares of restricted stock granted pursuant to the Company's Long-Term Incentive Plans and 9,823 shares of stock held for the benefit of Mr. Hope in the 401(k) plan. His share total also includes 3,000 shares of stock owned by Mr. Hope's children and his wife's 20% ownership in a trust that owns 225 shares, for which he disclaims beneficial ownership.

                      BOARD OF DIRECTORS AND ITS COMMITTEES

BOARD OF DIRECTORS

     The Company's Board held 12 meetings in 2005. The Board currently consists of 16 directors. In January 2006, the Board set the size of the Board at 15 directors, including two employee directors, to be effective following the 2006 annual shareholder meeting. The Board has determined that all 14 nonemployee directors (including Mrs. Suggs, who is retiring effective as of the annual meeting) are independent under applicable rules of The Nasdaq National Market (Nasdaq). The Board can combine or separate the roles of the Chairman of the Board and the Chief Executive Officer as it deems to be in the best interest of the Company. Mr. Marks is Chairman of the Board and Chief Executive Officer. During 2005, the Board continued its longstanding practice of convening in executive sessions by having four such sessions at the end of Board meetings. Messrs. Marks and Milling, who are the two employee directors, and all other employees, excused themselves from the executive sessions. The Chairman of the Company's Compensation and Human Resources Committee presides at all executive sessions.

     In addition to the Board meetings, the directors provide significant corporate governance oversight through the Company's Executive Committee. The Executive Committee currently consists of 10 directors and thus comprises almost two-thirds of the Board. During 2005, the Executive Committee met 19 times. Among its other duties, the Executive Committee regularly reviews recently approved loans and receives quarterly briefings from management on operational, legal, compliance, corporate governance and Community Reinvestment Act matters.

     All directors attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which they served. The Board has adopted Corporate Governance Guidelines that include the expectation that its directors attend each annual meeting. In 2005, all of the directors attended the Company's annual meeting.

     The Board and each committee have the authority to consult with and retain independent legal, financial or other outside advisors, as each deems necessary and appropriate, without seeking approval of management.

     The members of the Board of Directors and the standing committees on which each serves are identified below.

                                           COMPENSATION AND      NOMINATING AND
        NAME           EXECUTIVE   AUDIT    HUMAN RESOURCES   CORPORATE GOVERNANCE
        ----           ---------   -----   ----------------   --------------------
Joel B. Bullard, Jr.                                                   X@
James M. Cain                        X                                 X*
Angus R. Cooper II         X                      X                    X
Richard B. Crowell                   X*
William A. Hines           X
E. James Kock, Jr.         X                                           X
Alfred S. Lippman          X
Michael L. Lomax                                  X
William L. Marks  +        X*
R. King Milling X
Eric J. Nickelsen          X         X@                                X
John G. Phillips                                  X*
Carroll W. Suggs (1)       X                      X
Kathryn M. Sullivan                  X
Dean E. Taylor             X                      X
Thomas D. Westfeldt        X                                           X

+    Chairman of the Board

*    Committee Chairman

@    Committee Vice Chairman

(1) Mrs. Suggs is a director with a term expiring at the 2006 annual meeting and will retire from the Board of Directors effective as of the annual meeting pursuant to the Company's bylaws.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     The Company has a standing Nominating and Corporate Governance Committee. During 2005, the Committee was comprised of Messrs. Bullard, Cain, Cooper, Kock, Nickelsen and Westfeldt, all of whom are independent, as independence is defined for nominating committee members in the listing standards of Nasdaq. The Nominating and Corporate Governance Committee held two meetings in 2005. Its functions include (i) identifying individuals qualified to become Board members,
(ii) recommending individuals to be nominated by the Board for election as directors of the Company, (iii) nominating candidates for election to the Board in the event of a vacancy between shareholder meetings, (iv) advising the Board with respect to committees, (v) overseeing evaluation of the Board and (vi) assisting the Board in establishing and maintaining effective corporate governance practices. A current copy of the Committee's charter is available to shareholders on the Corporate Governance page on our website at www.whitneybank.com.

     Shareholder Recommendations of Director Candidates

     Eligible shareholders wishing to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a director of the Company shall submit in writing a timely notice including the candidate's name and address, along with adequate information as to the candidate's qualifications, to the Corporate Secretary at the following address:

                           Mr. Joseph S. Schwertz, Jr.
                           Corporate Secretary
                           Whitney Holding Corporation
                           228 St. Charles Avenue, Suite 626
                           New Orleans, LA 70130

     To be considered timely for next year's annual meeting, the shareholder's notice must be delivered to, or mailed and received at, the above address by a date not later than November 22, 2006.

     Director Qualifications, Qualities and Skills

     The Nominating and Corporate Governance Committee believes all director nominees should meet certain qualifications and possess certain qualities or skills. The Committee believes each director nominee should at a minimum:

     (1) Be of the highest character and integrity, with an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others;

     (2) Be free of any conflict of interest that would violate any applicable laws or regulations or interfere with the proper performance of the responsibilities of a director;

     (3) Be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member, as applicable (including developing and maintaining sufficient knowledge of the Company and its industry; reviewing and analyzing reports and other information important to Board and committee responsibilities; preparing for, attending and participating in Board and committee meetings; and satisfying appropriate orientation and continuing education guidelines);

     (4) Have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; and

     (5) If also serving on the Board of the Bank, directly own at least $1,000 of Company stock.

     For a detailed description of the qualifications required of candidates for director, as well as any specific qualities or skills the Committee believes one or more directors should possess, see the Nominating and Corporate Governance Committee Charter on the Corporate Governance page on our website at www.whitneybank.com.

     Identification and Evaluation of Directors

     The Nominating and Corporate Governance Committee is charged with identifying individuals qualified to become Board members and recommending individuals to be nominated by the Board for election. The Committee's criteria for identifying, reviewing and selecting potential director nominees for election to the Board is set forth in the Nominating and Corporate Governance Committee Charter. To identify a candidate to fill a vacancy on the Board, the Nominating and Corporate Governance Committee seeks recommendations from the Company's directors. The Board believes that the Company's directors are in the best position to identify individuals with the necessary qualifications, qualities and skills to serve the Company and its shareholders. To evaluate a director candidate, whether recommended by the Nominating and Corporate Governance Committee, a Board member or a shareholder, the Committee will consider and assess the skills and background of the individual and any other issues and factors that the Committee deems appropriate, applying the criteria set forth in the Nominating and Corporate Governance Committee Charter.

AUDIT COMMITTEE

     The Company has a standing Audit Committee comprised of Messrs. Cain, Crowell and Nickelsen and Ms. Sullivan. The Board has determined that Messrs. Cain, Crowell and Nickelsen and Ms. Sullivan meet the additional independence criteria under the rules and regulations of the SEC and the listing qualifications of Nasdaq for service on the Audit Committee. In addition, the Board has determined that Messrs. Cain, Crowell and Nickelsen and Ms. Sullivan have the attributes of an "audit committee financial expert" as defined in applicable SEC regulations and meet the Nasdaq test for financial sophistication.

     The Audit Committee is governed by a written charter approved by the Board. A copy of this charter, as revised in 2006, is available on the Corporate Governance page on our website at www.whitneybank.com and is attached to this Proxy Statement as Exhibit A. Information regarding the functions of the Audit Committee and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included below.

COMPENSATION OF DIRECTORS

     All Company directors are also directors of the Bank. During 2005, the Bank paid its nonemployee directors annual retainer fees of $12,000 and, for the first six months, $1,000 for each day on which the director attended one or more Bank board or committee meetings. Effective July 1, 2005, the Bank's board approved an increase in meeting fees to $1,500 for each Board meeting and $1,250 for each committee meeting attended with a maximum of two meetings paid per day. Additional annual retainers for certain committee chairmen were approved as follows: Audit Committee, $5,000, Compensation and Human Resources Committee, $2,500 and Nominating and Corporate Governance Committee, $2,500. The Company does not pay nonemployee directors additional fees for attendance at meetings of the Company's Board and committees that meet on the same days as their Bank counterparts. Messrs. Bullard and Cooper, who live in Mobile, Alabama, and Mr. Nickelsen, who lives in Pensacola, Florida, also serve as the Board's representatives on advisory boards located in those cities. Their participation permits them to give guidance to, and assess the performance of, Whitney's regional management in these markets. They receive per diem compensation and, in Florida, an annual retainer for this participation, which varies depending on the market, but which are less than the per diem and annual retainer amounts they receive for attending the Company's Board and committee meetings. In 2005, Messrs. Bullard, Cooper and Nickelsen received aggregate amounts of $5,000, $1,500 and $3,650, respectively, for their service on advisory boards.

     In 2001, our shareholders approved the amended and restated Directors' Compensation Plan. For each nonemployee director, this plan (a) awards 675 shares of common stock annually, (b) grants 4,500 nonqualified stock options annually and (c) allows directors to defer all or part of their annual stock awards and fees. We have adjusted these totals to reflect the 3-for-2 stock splits effective May 25, 2005 and April 9, 2002. Any deferred amounts are credited to a bookkeeping account we maintain for each director. Directors can allocate deferred amounts among an equity fund, S&P 500 Index Fund, a fixed income fund, a money market fund and credits representing shares of the Company's common stock. Earnings and losses based on the performance of the selected investments are periodically credited to each director's account; however, we are not required to actually acquire any asset based on the directors' allocations. We established a rabbi trust and, as long as this plan continues, we intend to contribute to this trust to fund our obligations under the plan. We distribute plan benefits as designated by each director, which is usually after the director is no longer on the Board. Benefits are equal to the amount credited to a director's account at the time of distribution.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee assists the Board of Directors in monitoring the Company's accounting and financial reporting processes and has a key role in the oversight and supervision of PricewaterhouseCoopers LLP, the Company's Independent Registered Public Accounting Firm. The Audit Committee's role includes sole authority to (1) appoint or replace the Company's Independent Registered Public Accounting Firm; (2) pre-approve all audit or permissible nonaudit services that the Company's Independent Registered Public Accounting Firm performs on behalf of the Company and (3) approve compensation related to all auditing services and any permissible nonaudit services. The Audit Committee monitored management's evaluation of the effectiveness of internal control over financial reporting and retained and monitored the Independent Registered Public Accounting Firm that assessed management's evaluation. The Audit Committee also oversees the Company's procedures for the receipt, retention, and treatment of complaints the Company receives regarding accounting, internal accounting controls, or auditing matters and reviews related party transactions for potential conflicts of interest. For greater detail regarding the functions and responsibilities of the Audit Committee, please refer to the Audit Committee Charter, which is available on the Corporate Governance page on our website at www.whitneybank.com and is attached to this Proxy Statement as Exhibit A. The Committee is in compliance with the Audit Committee Charter, which was approved by the Committee and the Board of Directors.

     During 2005, the following Directors served on the Audit Committee: James
M. Cain, Richard B. Crowell, Eric J. Nickelsen, and Kathryn M. Sullivan, all of whom met the applicable independence requirements as defined in SEC rules and Nasdaq listing standards. The Board considers Messrs. Cain, Crowell and Nickelsen and Ms. Sullivan to be financial experts. The Audit Committee held 12 meetings during calendar year 2005.

     Management has the primary responsibility for the financial statements and reporting processes including the system of internal control. In fulfilling its oversight responsibilities for 2005, the Audit Committee reviewed and discussed with management the audited financial statements as of and for the year ended December 31, 2005. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

     The Audit Committee reviewed the audited financial statements with the Independent Registered Public Accounting Firm who is responsible for expressing an opinion on the conformity of those statements with GAAP and discussed with the Independent Registered Public Accounting Firm their judgment as to the quality, not just the acceptability, of the Company's accounting principles and the matters required to be communicated by Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit Committee has also received the written disclosures and letter required by the Independence Standards Board Standard No. 1 and has discussed with the Independent Registered Public Accounting Firm their independence and considered the compatibility of nonaudit services with the Independent Registered Public Accounting Firm's independence.

     The Audit Committee discussed with the Company's Internal Auditors and Independent Registered Public Accounting Firm the overall scope and plans for their respective audits. The Audit Committee met with the Internal Auditors and the Independent Registered Public Accounting Firm to discuss the results of audits, evaluations of the Company's system of internal control, and the overall quality of the Company's financial reporting. The Audit Committee also met on a regular basis with management from Credit Administration, Credit Review, Financial, Legal, and Operations & Technology. Both the Internal Auditors and the Independent Registered Public Accounting Firm have unrestricted access to the Audit Committee. The members of the Audit Committee met by themselves in several executive sessions during 2005 and had separate executive sessions with the Independent Registered Public Accounting Firm and with the Internal Auditors.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee has selected PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2006.

                                        Audit Committee of the Board of
                                        Directors
                                        Richard B. Crowell, Chairman
                                        Eric J. Nickelsen, Vice-Chairman
                                        James M. Cain
                                        Kathryn M. Sullivan

                COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Compensation and Human Resources Committee is comprised of five nonemployee directors of the Company. Each of the Committee members satisfies the definition of independence as defined in the listing standards of The Nasdaq National Market. The Committee meets regularly to discuss and make decisions on matters involving executive compensation, management succession planning and the Company's qualified and nonqualified employee benefit plans. During 2005, the Committee met four times.

     The Committee remains committed to ensuring the Company's total compensation package will accomplish the following:

     - Attract, retain and motivate outstanding executive and senior level managers who add value to the organization based on individual and team contributions;

     - Provide a highly competitive base salary structure in all markets where the Company operates;

     - Clearly link annual cash bonus opportunities to the attainment of annual performance objectives that yield superior results; and

     - Facilitate employee ownership through equity components of performance-based long-term incentive stock plans that enhance shareholder value.

     In 2005, the Committee embarked upon a process to ensure that the total compensation package available to the Chief Executive Officer and the other executive officers will be more closely aligned with the Company's financial performance by ensuring an increased percentage of total compensation opportunity is directly linked to annual performance. To assist in re-designing the total compensation package for executive management, the Committee utilized the services of an executive compensation consultant from a nationally recognized human resources consulting firm.

     The Committee utilizes a Peer Bank Group for comparative compensation analysis. At year-end, the Peer Bank Group was comprised of 17 high-performing banks located in the United States, not including Whitney.

     BASE COMPENSATION. During 2005, the Committee used salary survey information developed by the Bank's human resources department, as well as salary survey information provided by the Committee's executive compensation consultant to set the base salaries of the Bank's executive officer group. The Committee also considered the individual performance of each executive officer when setting new base salary levels effective July 1, 2005.

     ANNUAL BONUS. All executive officers participate in the Company's annual Executive Compensation Plan, which was approved by the Board of Directors and is administered by the Committee. The Plan provides participants the opportunity to earn an annual cash bonus if designated performance goals are achieved. Before any bonuses are earned, the Company must achieve minimum threshold goals. The performance measurements used in 2005 were return on average assets and return on average equity. Under the Plan, the Chief Executive Officer can earn a maximum bonus equal to 100% of base salary, while other executive officers can earn a maximum bonus equal to 75% of base salary. The Chief Executive Officer's bonus is attributable solely to company performance, while the bonuses for other executive officers are attributable to both company performance and individual performance as assessed by the Committee. The Summary Compensation Table lists the 2005 bonus amounts earned by each named executive officer under the Plan as approved by the Committee.

     LONG-TERM INCENTIVES. In 2005, after reviewing the financial performance of the Company and other key factors, the Committee granted to the Chief Executive Officer, the other executive officers and other key employees long-term incentive awards under the provisions of the shareholder-approved 2004 Long-Term Incentive Plan. These awards are designed to link the financial interests of the participants to the future financial performance of the Company. Long-term incentive awards granted by the Committee include performance-based restricted stock, and incentive and nonqualified stock options. Restricted stock awards vest three years from the date of grant. Stock options are exercisable six months and one day from the grant date and expire ten years from the grant date.

     The Committee sets each restricted stock award as a target amount. The target amount is subject to adjustment between 0% and 200% of the target amount, based upon the Company's return on average assets and return on average equity compared to the Peer Bank Group during a three-year performance cycle. The awards are also subject to a three-year service-related vesting schedule.

     The Committee continues to utilize the services of an executive compensation consultant to evaluate the Company's historic long-term incentive award practices and to provide recommendations on how best to structure equity awards to executive officers and other key employees in the future.

     EXECUTIVE RETIREMENT PLANS. Executive officers of the Company participate in a noncontributory supplemental executive retirement plan and also may elect to defer receipt of cash compensation through the Company's Deferred Compensation Plan. The Committee believes these nonqualified plans are necessary to ensure the Company's executive compensation package provides sufficient opportunity to accumulate adequate funds for retirement.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD. In 2005, after reviewing peer bank salary survey data and national salary survey data developed by its executive compensation consultant, and in keeping with its intent to shift a larger percentage of the total compensation package of the Chairman and Chief Executive Officer to variable or performance-based incentive compensation, the Committee retained the base annual salary of the Chairman and Chief Executive Officer at its current level. This decision in no way reflects on the performance of the Company or the Chairman and Chief Executive Officer. Rather, it is reflective of the shift in Committee compensation philosophy to link an increased percentage of the Chairman and Chief Executive Officer's total compensation to performance.

     Mr. Marks also received a target award of 55,000 shares of performance-based restricted stock. The amount of the award will be finally determined (between 0% and 200% of the target amount) at the conclusion of a three-year performance cycle ending December 31, 2007, based upon the Company's return on average assets and return on average equity when compared to the Peer Bank Group. The award will vest on June 13, 2008. Mr. Marks also received an aggregate grant of 40,000 incentive and nonqualified stock options, which became exercisable six months and one day after the date of grant. The exercise price of these options is $31.59 per share, which was the fair market value of the Company's common stock as of the grant date.

     DEDUCTION FOR COMPENSATION. Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1 million paid to the Chief Executive Officer or to any of the four other most highly compensated executive officers generally cannot be deducted. Certain performance-based compensation is exempt from the calculation of the $1 million limit. The Committee intends that grants and awards under the 2004 Long-Term Incentive Plan constitute performance-based compensation within the meaning of the Internal Revenue Code. The Committee has retained the discretion to pay compensation in excess of the limit and to make grants and awards that are not performance-based within the meaning of Section 162(m) of the Internal Revenue Code, including annual bonuses paid under the Executive Compensation Plan.

     SUCCESSION PLANNING. The Committee established a Chief Executive Officer Selection Committee in 2005 to begin the process of identifying candidates to assume the position of Chief Executive Officer when Mr. Marks retires in 2008. The Selection Committee is comprised of Messrs. Angus R. Cooper, II, Eric J. Nickelsen, John G. Phillips and Dean E. Taylor. Mr. John J. Kelly, who retired from the Board in 2005, was retained to serve as Chairman of the Selection Committee. The Selection Committee held one meeting in 2005. This Committee receives compensation in a manner consistent with compensation paid to other Board committees. The Selection Committee began the search process in 2006 with the intent of concluding the search in early 2007.

                                        Compensation and Human Resources
                                        Committee of the Board of Directors

                                        John G. Phillips, Chairman
                                        Angus R. Cooper II
                                        Michael L. Lomax
                                        Carroll W. Suggs
                                        Dean E. Taylor

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table discloses the compensation earned for each of the three preceding years ended December 31, 2005 by the Chief Executive Officer and the four other most highly paid executive officers during 2005, who we refer to as the "named executive officers."

                                                                          LONG-TERM INCENTIVE
                                                                            COMPENSATION(2)
                                                                  -----------------------------------
                                       ANNUAL COMPENSATION(1)                        NUMBER OF SHARES
                                     --------------------------   RESTRICTED STOCK      UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR    SALARY    BONUS(3)       AWARDS(4)         OPTIONS(5)      COMPENSATION
---------------------------          ----   --------   --------   ----------------   ----------------   ------------
William L. Marks                     2005   $900,000   $855,000     $1,773,200(6)         40,000         $13,684(9)
Chairman & Chief Executive Officer   2004   $887,500   $497,000     $1,302,000(7)         82,500         $13,005
of the Company and the               2003   $867,500   $485,800     $  843,750(8)         75,000         $11,668
Bank

R. King Milling                      2005   $560,000   $397,600     $  386,880(6)         10,000         $14,905(10)
President of the Company and         2004   $550,000   $247,500     $  303,800(7)         21,000         $14,029
the Bank                             2003   $530,000   $238,500     $  236,250(8)         21,000         $12,135

Robert C. Baird, Jr.                 2005   $365,000   $259,150     $  386,880(6)         10,000         $11,767(11)
Executive Vice President of the      2004   $350,000   $157,500     $  238,700(7)         21,000         $11,394
Company and the Bank                 2003   $330,500   $148,725     $  185,625(8)         21,000         $10,599

John C. Hope III                     2005   $365,000   $259,150     $  386,880(6)         10,000         $12,085(12)
Executive Vice President of the      2004   $350,000   $157,500     $  238,700(7)         21,000         $11,593
Company and the Bank                 2003   $330,500   $148,725     $  185,625(8)         21,000         $10,715

Thomas L. Callicutt, Jr.             2005   $300,000   $213,000     $  177,320(6)         10,000         $12,185(13)
Executive Vice President &           2004   $282,500   $127,125     $  173,600(7)         16,875         $11,680
Chief Financial Officer of the       2003   $262,500   $118,125     $  135,000(8)         16,875         $10,521
Company and the Bank

(1) The Company has historically provided certain perquisites to executive officers of the Company that are not generally available to other officers. These perquisites include (i) monthly home security service, (ii) membership dues for country, private and social clubs, including lunch clubs, (iii) reserved parking spaces, (iv) access to personal financial planning services and (v) payments for travel, accommodations and other expenses associated with the evacuation of the Company's staff from New Orleans caused by Hurricane Katrina. In addition to the above, the Company also provides Messrs. Marks and Milling the use of leased automobiles. The aggregate amount of such compensation for each named executive officer for each of 2003, 2004 and 2005 did not exceed $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2) All awards are made under the Company's 1997 and 2004 Long-Term Incentive Plans, approved by shareholders.

(3) All amounts in this column were earned under the Executive Compensation Plan, which provides for annual cash awards. Awards to the Chief Executive Officer are based upon the performance of the Company; awards to the other named executive officers are based upon individual performance and the performance of the Company.

(4) This column represents the value of targeted restricted stock awards to the named executive officers. The dollar values were calculated using the closing market price of the Company's common stock on the date of the award. The aggregate number of restricted stock shares and the aggregate value of all restricted stock holdings using the closing market price of the Company's common stock as of December 31, 2005 was as follows: Mr. Marks, 137,500 shares valued at $3,789,500; Mr. Milling, 33,000 shares valued at $909,480; Mr. Baird, 28,500 shares valued at $785,460; Mr. Hope, 28,500 shares valued at $785,460; and Mr. Callicutt, 17,500 shares valued at $482,300.

(5) This column reflects the number of shares of common stock underlying options granted to the named executive officers under the Company's Long-Term Incentive Plans.

(6) The restricted stock value is based upon a target award. Target awards of performance-based restricted stock granted to the named executive officers were: Mr. Marks, 55,000 shares; Mr. Milling, 12,000 shares; Mr. Baird, 12,000 shares; Mr. Hope, 12,000 shares; and Mr. Callicutt, 5,500 shares. The final award will be adjusted (between 0% and 200%) based upon the Company's attainment of performance goals that relate to return on average assets and return on average equity when compared to a designated peer bank group over a three-year performance cycle beginning January 1, 2005, and ending December 31, 2007. The restricted stock vests on June 13, 2008. The grant date of the target award was June 14, 2005. The target award is valued at $32.24 per share, the closing market price of the Company's common stock on the grant date. Grantees have the right to vote and dividends are payable to the grantees with respect to all awards of restricted shares reported in this column.

(7) The restricted stock value is based on a target award. Target awards of performance-based restricted stock granted to the named executive officers were: Mr. Marks, 45,000 shares; Mr. Milling, 10,500 shares; Mr. Baird, 8,250 shares; Mr. Hope, 8,250 shares; and Mr. Callicutt, 6,000 shares. The final award will be adjusted (between 0% and 200%) based upon the Company's attainment of performance goals that relate to return on average assets and return on average equity when compared to a designated peer bank group over a three-year performance cycle beginning January 1, 2004 and ending December 31, 2006. The restricted stock vests on June 14, 2007. The grant date of the target award was June 15, 2004. The target award is valued at $28.93 per share, the closing market price of the Company's common stock on the grant date. Both the target awards and share price have been adjusted to reflect the 3-for-2 stock split effective May 2005. Grantees have the right to vote and dividends are payable to the grantees with respect to all awards of restricted shares reported in this column.

(8) The restricted stock value is based upon a target award. Target awards of performance-based restricted stock granted to the named executive officers were: Mr. Marks, 37,500 shares; Mr. Milling, 10,500 shares; Mr. Baird, 8,250 shares; Mr. Hope, 8,250 shares; and Mr. Callicutt, 6,000 shares. The final award will be adjusted (between 0% and 200%) based upon the Company's attainment of performance goals that relate to return on average assets and return on average equity when compared to a designated peer bank group over a three-year performance cycle beginning January 1, 2003, and ending December 31, 2005. The restricted stock vests on June 9, 2006. The grant date of the target award was June 10, 2003. The target award is valued at $22.50 per share, the closing market price of the Company's common stock on the grant date. Both the target awards and share price have been adjusted to reflect the 3-for-2 stock split effective May 2005. Grantees have the right to vote and dividends are payable to the grantees with respect to all awards of restricted shares reported in this column.

(9) This amount represents $4,096 in imputed income for group term life insurance, premiums of $1,188 for long-term disability insurance and $8,400 in matching contributions to the 401(k) plan.

(10) This amount represents $5,317 in imputed income for group term life insurance, premiums of $1,188 for long-term disability insurance and $8,400 in matching contributions to the 401(k) plan.

(11) This amount represents $2,179 in imputed income for group term life insurance, premiums of $1,188 for long-term disability insurance and $8,400 in matching contributions to the 401(k) plan.

(12) This amount represents $2,497 in imputed income for group term life insurance, premiums of $1,188 for long-term disability insurance and $8,400 in matching contributions to the 401(k) plan.

(13) This amount represents $2,597 in imputed income for group term life insurance, premiums of $1,188 for long-term disability insurance and $8,400 in matching contributions to the 401(k) plan.

                               OPTION GRANTS TABLE

     The following table provides information about options granted under the Company's 2004 Long-Term Incentive Plan in 2005 to each of the named executive officers. The options were granted in the form of incentive stock options and nonqualified options. The exercise price of the options is the fair market value of our common stock on the date of grant, June 14, 2005. All options were first exercisable six months and one day after the date of grant, or December 15, 2005, and remain exercisable until the expiration date.

                              OPTION GRANTS IN 2005

                                        INDIVIDUAL GRANTS (1)
                           -----------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF   % OF TOTAL   EXERCISE                ASSUMED ANNUAL RATES OF STOCK
                           SECURITIES     OPTIONS     OR BASE                PRICE APPRECIATION FOR OPTION
                           UNDERLYING   GRANTED TO     PRICE                            TERM (2)
                             OPTIONS     EMPLOYEES     (PER     EXPIRATION   -----------------------------
          NAME               GRANTED      IN 2005     SHARE)       DATE             5%          10%
          ----             ----------   ----------   --------   ----------       --------   ----------
William L. Marks             40,000        9.12%       $31.59     6/13/15        $794,800   $2,014,000
R. King Milling              10,000        2.28%       $31.59     6/13/15         198,700      503,500
Robert C. Baird, Jr.         10,000        2.28%       $31.59     6/13/15         198,700      503,500
John C. Hope III             10,000        2.28%       $31.59     6/13/15         198,700      503,500
Thomas L. Callicutt, Jr.     10,000        2.28%       $31.59     6/13/15         198,700      503,500

(1) The exercise price of the options is the fair market value of our common stock on the date of grant, June 14, 2005. The exercise price can be paid in the form of cash or by delivery to the Company of previously acquired shares of our common stock. Tax withholding obligations can be satisfied by the delivery of cash, withholding from other amounts payable by the Company or by the reduction of shares of common stock otherwise issuable on the exercise of an option.

(2) The dollar amounts reported in the "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" columns represent hypothetical amounts that may be realized on exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of our common stock over the term of the options. The 5% and 10% assumed annual rate of stock price appreciation are required by the rules of the SEC and do not reflect the Company's estimate or projection of future stock price growth.

   AGGREGATED OPTION EXERCISES IN 2005 AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table provides information about options exercised in 2005 by each of the named executive officers and the value of each named executive officer's outstanding options as of December 31, 2005.

 AGGREGATED OPTION EXERCISES IN 2005 AND FISCAL YEAR-END OPTION VALUE TABLE (1)

                                                           NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                              SHARES                      UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                             ACQUIRED       VALUE      OPTIONS AT DECEMBER 31, 2005      DECEMBER 31, 2005
         NAME              ON EXERCISE   REALIZED(2)         (ALL EXERCISABLE)          (ALL EXERCISABLE)(3)
         ----              -----------   -----------   ----------------------------   -----------------------
William L. Marks             244,475      $2,491,144              196,355                     $802,877
R. King Milling                9,833         121,632               65,338                      315,565
Robert C. Baird, Jr.              --              --              157,370                      909,252
John C. Hope III              13,498         255,743              157,370                      909,252
Thomas L. Callicutt, Jr.          --              --               90,998                      472,585

(1) Share amounts in this table have been adjusted for the three-for-two stock splits effective May 25, 2005 and April 9, 2002.

(2) Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.

(3) Represents the fair market value as of December 31, 2005 ($27.56 per share closing price) of the shares underlying options less the exercise price of the options.

                 RETIREMENT PLANS; CHANGE IN CONTROL AGREEMENTS

     The Bank maintains four benefit plans in which the named executive officers participate: a 401(k) plan, a retirement plan, a deferred compensation plan, and a supplemental executive retirement plan. The 401(k) plan, called the Savings Plus Plan, provides for voluntary, pre-tax salary deferrals. Matching contributions made to the plan for the benefit of the named executive officers are included in the Summary Compensation Table. The deferred compensation plan permits additional voluntary pre-tax deferrals by the named executive officers and provides for the periodic crediting of earnings, gains or losses on deferred amounts. The retirement plan and related supplemental executive retirement plan are described below.

     RETIREMENT PLAN. The following table illustrates the aggregate estimated annual retirement benefits payable from both the qualified Whitney National Bank Retirement Plan and the nonqualified Retirement Restoration Plan.

                             PENSION PLAN TABLE (1)

HIGHEST SUCCESSIVE               CREDITED YEARS OF SERVICE (2)
 FIVE-YEAR AVERAGE   ----------------------------------------------------
 REMUNERATION (3)       10         15         20         25         30
------------------   --------   --------   --------   --------   --------
    $  200,000       $ 36,000   $ 54,900   $ 73,200   $ 91,500   $109,800
       300,000         54,900     82,300    109,800    137,250    164,700
       400,000         73,200    109,800    146,400    183,000    219,600
       500,000         91,500    137,250    183,000    228,750    274,600
       600,000        109,800    164,700    219,600    274,500    329,400
       700,000        128,100    192,150    256,200    330,250    384,300
       800,000        146,400    219,600    292,800    366,000    439,200
     1,000,000        183,080    274,500    366,000    375,000    549,000
     1,200,000        219,600    329,400    439,200    549,000    658,800

(1) The table reflects benefits calculated under a straight life annuity payment option and does not include required deductions for Social Security benefits. Retirement benefits are payable at age 65 in the form of a straight life annuity or a joint and survivor annuity if the participant is married. The nonqualified Retirement Restoration Plan is designed to generate a supplemental monthly retirement benefit in addition to the monthly retirement benefit payable from the Bank's qualified Retirement Plan. The supplemental benefit is calculated by applying the same pension formula contained in the qualified Retirement Plan excluding statutory provisions that limit the amount of annual compensation that can be considered and/or limit the dollar value of the annual payable benefit. The supplemental retirement benefit produced by the nonqualified Retirement Restoration Plan is the difference between this benefit calculation and the amount payable from the qualified Retirement Plan.

(2) As of December 31, 2005, Messrs. Marks, Milling, Baird, Hope and Callicutt had, respectively, 15, 21, 10, 11 and 7 years of service.

(3) Eligible compensation used in calculating retirement benefits under the Plan includes annual base earnings and cash bonuses received from participation in the annual Executive Compensation Plan. Eligible compensation during the five consecutive year period of highest earnings during the ten years preceding retirement is utilized to calculate benefits under the Retirement Plan formula. Not more than $220,000 in 2006, or $210,000 in 2005, can be taken into account as compensation under the tax qualified retirement plan, pursuant to Internal Revenue Code Section 401(a)
     (17). Compensation used to determine the benefits summarized above includes amounts shown in the "Salary" and "Bonus" columns of the Summary Compensation Table. The value of grants and awards under the Company's 1997 and 2004 Long-Term Incentive Plans are excluded.

     CHANGE IN CONTROL AGREEMENTS. The Company and the Bank have entered into change in control agreements with Messrs. Marks, Milling, Baird, Hope and Callicutt. In the event of a change of control, as described below, these agreements provide for payment of a severance benefit equal to 300% of annual salary, as determined under the agreements. The agreements also provide for immediate vesting of and lapse of restrictions on outstanding grants and awards under the Company's 1997 and 2004 Long-Term Incentive Plans, the payment of an amount equal to certain additional accruals under the retirement plans, and the continuation of coverage under the Company's group health plans for a period of three years. The Company or the Bank will pay or reimburse any golden parachute excise tax payable with respect to such payments.

     As described under the agreements, the annual salary generally means the average of all compensation paid to the executive for the highest three of the five calendar years immediately preceding the calendar year in which a change in control occurs.

     Payments are triggered by termination of employment for any reason, other than cause, or the voluntary resignation of the executive following a change in duties, each in connection with a change in control of the Company or the Bank. For this purpose, a change in control generally occurs if:

     - Any person acquires or beneficially owns more than 20% of the Company's outstanding common stock without Board approval;

     - Any regulatory agency takes action to reorganize or liquidate the Bank;

     - The Company or the Bank enters into a merger or consolidation, or sells all or substantially all of their stock or assets, unless the acquiring corporation assumes the obligations under the agreements; or

     -    A majority of the Board members of the Company or the Bank changes.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative five-year shareholder return of the Company's common stock, assuming an investment of $100 on December 31, 2000 and the reinvestment of dividends thereafter, to that of the U.S. common stocks reported in the Nasdaq Total Return Index and the bank stocks of the KBW 50 Total Return Index. The KBW 50 Total Return Index is a proprietary bank stock index of Keefe, Bruyette & Woods, Inc.; it tracks the returns of 50 large banking companies throughout the United States.

                  COMPARISION OF 5-YEAR CUMULATIVE TOTAL RETURN

                               (PERFORMANCE GRAPH)

                Whitney
                Holding                    Nasdaq Total
              Corporation                  Return Index
                 Common     KBW 50 Total       (U.S.
                 Stock      Return Index    Companies)
              -----------   ------------   ------------
    2000        100.000        100.000       100.000
    2001        125.324         95.880        79.322
    2002        147.732         89.120        54.836
    2003        188.208        119.450        81.989
    2004        213.127        131.460        89.225
    2005        202.393        133.000        91.118

              COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     In 2005, the members of the Company's Compensation and Human Resources Committee were Messrs. Phillips (Chairman), Cooper, Kelly, Lomax and Taylor and Mrs. Suggs, none of whom served as an officer or employee of the Company during the 2005 fiscal year, nor any time prior thereto. Mr. Kelly left the Committee in April 2005 when he retired from the Board of Directors after reaching the mandatory age as specified in the Company's bylaws. The current members of the Compensation and Human Resources Committee are Messrs. Phillips (Chairman), Cooper, Lomax and Taylor and Mrs. Suggs. During 2005 none of the members of the Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K, and none of our executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on our Board of Directors or our Compensation and Human Resources Committee.

                              CERTAIN TRANSACTIONS

     The Bank has made, and expects to make in the future, loans in the ordinary course of business to directors and officers of the Company and the Bank, members of their immediate families and their associates. The Bank made such loans on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and the loans did not involve more than the normal risk of collectibility or present other unfavorable features.

     Leonard J. Marks, the son of William L. Marks, our Chairman of the Board and Chief Executive Officer, is employed by the Bank as a commercial lender. During fiscal year 2005, the Bank paid Leonard Marks cash compensation in the amount of $99,735. He also received coverage under the Bank's employee benefit plans, generally available to all Bank employees. In addition, Jay R. Exnicios, the brother of Joseph S. Exnicios, one of our executive officers, is employed by the Bank as a regional branch manager, and during fiscal year 2005, the Bank paid Jay Exnicios cash compensation of $116,348. He also received coverage under the Bank's employee benefit plans, generally available to all Bank employees.

     Alfred S. Lippman is co-manager of the Lippman, Mahfouz, Tranchina & Thorguson, LLC law firm, which the Bank retained during 2005 and expects to retain from time to time during 2006 primarily to handle loan closing matters involving Bank customers. The total fees paid to the Lippman law firm during 2005 did not exceed 5% of the law firm's gross revenues for the firm's last full fiscal year.

     The Company has not included information in this section with respect to directors, executive officers or other persons holding specified positions or relationships with the Company for any portion of 2005 during which such person did not hold any such position or relationship.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors to file initial reports of ownership of the Company's stock, as well as reports of changes in ownership with the SEC. Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished in the most recent fiscal year and on written representations from executive officers or directors to the Company, all required filings by such persons were timely made during 2005, except one late Form 4 for Mr. Nickelsen reporting acquisitions of Whitney stock pursuant to dividend reinvestment.

                                    AUDITORS

     The Company's Audit Committee selected PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm to audit the books of the Company and its subsidiaries for 2006. We expect representatives of PricewaterhouseCoopers LLP to be present at the annual meeting, and they will have the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

AUDIT FEES

     For 2005 and 2004, the Company and its subsidiaries incurred aggregate fees of $618,800 and $622,400 respectively, payable to PricewaterhouseCoopers LLP for the audits of the consolidated financial statements of the Company and its subsidiaries, reviews of the quarterly consolidated financial statements of the Company and the audit of the design and operating effectiveness of internal control over financial reporting in compliance with Sarbanes-Oxley Section 404 and FDICIA.

AUDIT-RELATED FEES

     For 2005 and 2004, the Company and its subsidiaries incurred aggregate audit-related fees of $122,625 and $124,090 respectively, payable to PricewaterhouseCoopers LLP, for assurance and related services for employee benefit plan audits, SAS 70 procedures, agreed upon procedures engagements and advisory services related to Sarbanes-Oxley Section 404 compliance. One hundred percent of the Audit-Related Fees paid to PricewaterhouseCoopers LLP in 2005 and 2004 were preapproved by the Audit Committee.

TAX FEES

     Neither the Company nor any of its subsidiaries paid fees for tax services to PricewaterhouseCoopers LLP for the fiscal years 2005 and 2004.

ALL OTHER FEES

     Neither the Company nor any of its subsidiaries paid fees for any other services to PricewaterhouseCoopers LLP for the fiscal years 2005 and 2004.

AUDIT COMMITTEE PREAPPROVAL POLICIES AND PROCEDURES

     As part of its role in the oversight of the Independent Registered Public Accounting Firm, the Audit Committee has adopted policies and procedures to preapprove all audit and permissible nonaudit services performed by the Independent Registered Public Accounting Firm. The policy requires that on an annual basis the Audit Committee preapprove the general engagement of the Independent Registered Public Accounting Firm to provide defined audit, audit-related and possible tax services, within preapproved fee levels. Unless otherwise provided such preapproval shall remain in effect for twelve months. The Audit Committee may revise the list of defined generally preapproved services from time to time. Provided that such services would not impair the Independent Registered Public Accounting Firm's independence, the Audit Committee may also grant general preapproval to other permissible nonaudit services classified as "all other services." Preapproval may be granted by action of the full Audit Committee or, in the absence of such action, by one or more members of the Audit Committee. Any preapproval granted by less than the full Audit Committee must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee will consult the SEC's rules and relevant guidance in applying this policy.

                           SHAREHOLDER COMMUNICATIONS

     The Board provides a process for shareholders to send communications to the Board or to individual directors. Information regarding this process is available to shareholders on the Corporate Governance page on our website at www.whitneybank.com.

                              SHAREHOLDER PROPOSALS

     For any shareholder proposal to be considered for inclusion in our proxy statement and proxy for the 2007 Annual Meeting of Shareholders, we must receive the written proposal at our principal executive office no later than November 22, 2006. Any shareholder proposal not received at the Company's principal executive offices by February 6, 2007, which is 45 calendar days before the one-year anniversary of the date the Company mailed this Proxy Statement to shareholders, will be considered untimely and, if presented at the 2007 Annual Meeting of Shareholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

                                  OTHER MATTERS

     We do not know of any matters to be presented at our 2006 annual meeting other than those set forth in the accompanying notice. However, if any other matters properly come before the meeting or any adjournments or postponements thereof, the proxy holders will vote or abstain from voting thereon in accordance with their best judgment.

                                        By order of the Board of Directors


                                        William L. Marks
                                        Chairman of the Board

                                                                       EXHIBIT A

                           WHITNEY HOLDING CORPORATION
                             AUDIT COMMITTEE CHARTER
                                JANUARY 25, 2006

                                   I. PURPOSE

The primary purpose of the Audit Committee (the Committee) is oversight. Approved by Whitney Holding Corporation's Board of Directors (Board), this Charter governs the activities of the Committee. The Committee assists the Board of Whitney Holding Corporation (the Company) in achieving oversight responsibilities regarding:

A. Monitoring the integrity of the financial statements, financial reporting process, and system of internal accounting and financial controls,

B.   Complying with laws, regulations, policies, and procedures,

C. Assessing the qualifications, independence, and performance of the independent registered public accounting firm, and

D.   Monitoring the performance of the internal audit function.

                                  II. AUTHORITY

The Board authorizes the Committee in these regards:

A. Conduct or cause to be conducted investigations into any matters coming under Committee responsibilities,

B. Have sole authority to select, compensate, discharge, and monitor the work of the independent registered public accounting firm who shall report directly to the Committee,

C. Resolve any conflicts between management and the independent registered public accounting firm in connection with financial reporting,

D. Pre-approve all auditing and permissible nonaudit services performed by the independent registered public accounting firm including the scope, fees, and other terms of such engagements,

E. Retain independent legal, accounting, or other professionals as needed at Company expense,

F. Have access to any information, to employees (who shall comply with Committee requests), or to others as necessary,

G. Be able to delegate authority including the preapproval of all auditing and permissible nonaudit services on the condition that such decisions are presented to the Committee at its next meeting, and

H.   Have functional oversight of the credit review function.

                                III. COMPOSITION

The Committee shall consist of at least three Directors who are to be appointed/and replaced by the Board. The Board shall designate one Director to chair the Committee, set the agenda, and run the meeting. The Board will also designate a Vice-Chairman.

A. Each member shall be financially literate so as to have the ability to read and understand financial statements including a balance sheet, income statement, and cash flow statement, and shall meet the independence and other requirements of The Nasdaq Stock Market, Inc. (NASDAQ), Section 10A(m)(3) of the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission (SEC).

B. At least one member of the Committee shall meet the requirements pertaining to a financial expert as required by the Company, NASDAQ, the SEC and any other applicable laws and regulations.

                                  IV. MEETINGS

A. The Committee shall meet at least four times annually or more frequently as circumstances require. Directors are expected to attend the meetings either in person or by telephone. Management, auditors, and others may also be asked to attend.

B. The Committee will meet periodically in executive sessions by themselves, with the independent registered public accounting firm, internal audit, and others as the Committee deems appropriate. Meeting agendas and briefing materials will be provided in advance of the meetings, and minutes will be prepared and distributed to the Board.

                               V. RESPONSIBILITIES

The Board assigns the Committee these responsibilities.

FINANCIAL STATEMENTS

A. Review and discuss with Management the Company's earnings press releases (particularly use of "proforma," or adjusted" non-GAAP, information) and financial data and earnings guidance made available to analysts and rating agencies with management - this review may be general (i.e., the types of information to be disclosed and the type of presentations to be made), and the Committee is not required to discuss in advance each earnings release or instance in which the Company provides earnings guidance

B. Review and discuss with management and, when appropriate, the independent registered public accounting firm, significant accounting and reporting issues understanding how they may impact financial statements - the review should emphasize the following:

     1.   Complex or unusual transactions and areas of significant judgment

     2. Major issues regarding accounting principles and financial statement content including significant changes in selection or application of accounting principles

     3. The impact of regulatory and accounting promulgations on the financial statements and on off-balance sheet structures

     4. Regarding financial statement preparation, review information prepared by management and/or the independent registered public accounting firm that involve significant financial reporting issues, judgments, and alternative GAAP methods

C. For any material control deficiencies noted, review remedial measures planned or implemented, including compliance with Sarbanes-Oxley 404

D. Discuss with the independent registered public accounting firm any issues arising from their review prior to the release of earnings

E. Review and discuss with management and the independent registered public accounting firm the audited and interim quarterly financial statements, Form 10-K (including disclosures contained in management's discussion and analysis), and Form 10-Q prior to filing with the SEC - (The discussion should include significant issues associated with accounting principles, practices, and judgments including matters required by Statement of Auditing Standards No. 61, as amended by SAS 90)

F. Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q pertaining to significant deficiencies in the design or operation of internal controls or pertaining to any fraud that involves management or other employees who have a significant role with internal controls

G. Recommend to the Board whether the audited financial statements should be included in Form 10-K

INTERNAL CONTROLS

A. Consider the effectiveness of internal control systems including information security and control

B. Understand the scope of the internal audit - also, understand the scope of the independent registered public accounting firm's review of internal controls over financial reporting and of compliance with Sarbanes-Oxley 404
     - obtain reports on significant findings, recommendations, and management responses

INTERNAL AUDIT

A. Assess significant audit report issues and resolution plans and comment appropriately

B. Review and approve internal audit's responsibilities, budget, staffing, plans, activities, and organizational structure

C.   Ensure there are no unjustified restrictions or limitations

D. Review and concur in the appointment, replacement, evaluation, and compensation of the General Auditor

E. Review the effectiveness of the Function including compliance with the Institute of Internal Auditors Standards for the Professional Practice of Internal Auditing

                                 EXTERNAL AUDIT

A. Discuss with management and the independent registered public accounting firm any major financial, compliance, and operational risk exposures and the remedial strategies and measures taken by management to monitor and control such exposures

B. Review annually the independent registered public accounting firm's audit scope approach, and staffing including coordination with internal audit

C. Review the performance of the independent registered public accounting firm annually (and report conclusions to the Board) by considering the following:

     1. Obtain and review a report from the independent registered public accounting firm at least annually regarding (a) the independent registered public accounting firm's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with such issues, and (d) all relationships between the independent registered public accounting firm and the Bank. Evaluate the qualifications, performance, and independence of the independent registered public accounting firm including considering whether the auditor's quality controls are adequate and whether the provision of permitted nonaudit services is compatible with maintaining the independent registered public accounting firm's independence, and taking into account the opinions of management and internal auditors. The Committee shall present to the Board its conclusions regarding the independent registered public accounting firm,

     2. After discussion with the independent registered public accounting firm regarding any significant relationships they may have with the Company that could impair the independent registered public accounting firm's independence consistent with the requirements of Independence Standards Board Standard No. 1, assess the independent registered public accounting firm's independence,

     3.   Consider opinions of management and internal audit,

     4. Review and evaluate the independent registered public accounting firm's engagement partner, and

     5. Ascertain compliance with engagement partner rotation requirements and consider whether there should be rotation of the independent registered public accounting firm.

D. Establish hiring policies applicable to the independent registered public accounting firm's employees or former employees

COMPLIANCE

A. Establish procedures applicable to receiving, retaining, and handling of complaints received by the Committee or Company regarding accounting, internal accounting controls, or auditing matters, and for the confidential anonymous submission by employees or others of concerns regarding questionable accounting or auditing matters

B. Obtain regular updates from the General Counsel and others regarding compliance and financial matters

C. Review significant findings and/or observations noted in regulatory or other reports and examinations

D. Ascertain that there is an ongoing review process of all related party transactions for potential conflict of interests and that any such transactions that are noted are approved by the Committee

E. Review the process for communicating to employees and for monitoring compliance with the Company's Code of Conduct and Standard of Ethics and other similar policies

F. Review with management, the General Auditor and the General Counsel any reports received regarding compliance by the Company, its officers, employees and agents with applicable legal requirements and the Company's Code of Conduct and Standard of Ethics and other similar policies

G. Advise the Board with respect to the disclosures of insider and affiliated party transactions. Advise the board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's code of conduct and standard of ethics

H. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies

I. Discuss with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements, accounting policies, or risk management practices

                           REPORTING RESPONSIBILITIES

A. Furnish the Board with Committee meeting minutes that summarize issues pertaining to the quality or integrity of financial statements, legal or regulatory compliance, and performance and independence of the independent registered public accounting firm and internal audit

B. Facilitate open communications between the Board, internal audit, and the independent registered public accounting firm

C. Confirm annually with the independent registered public accounting firm that no illegal acts were detected during the course of an audit or, if such acts were detected, that the independent registered public accounting firm complied with requirements of Section 10A(b) of the Exchange Act with regard to the reporting of such illegal acts to management and the Committee

OTHER RESPONSIBILITIES

A. Review and assess this Charter annually and submit it for approval to the Board

B. Discuss with management the Company's risk assessment and risk management policies

C. If requested by the Board, perform any other activities within its scope of responsibility

D.   Institute and oversee any necessary special investigations

E.   Ascertain annually the level of compliance with this Charter

F.   Evaluate the Committee's and individual members' performance annually

G.   Review any internal reports pertaining to Committee responsibilities

H. Prepare the report required by the rules of the SEC to be included in the Proxy

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. Management is responsible for preparing the financial statements and disclosures, and the independent registered public accounting firm is responsible for auditing such financial statements.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                           WHITNEY HOLDING CORPORATION


                                 APRIL 26, 2006

                         ------------------------------
                           PROXY VOTING INSTRUCTIONS
                         ------------------------------


VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY) Please call toll free 1-800-776-9437
and follow the instructions. Have your access number, located to the right of           --------------------  ---------------------
the gray shaded block, and your proxy card available when you call.
                                                                                        COMPANY NAME
                                      - OR
                                                                                        --------------------  ---------------------
VOTE BY INTERNET - Please access the web page "WWW.VOTEPROXY.COM" and follow the
on-screen instructions. Have your access number, located to the right of the            ACCOUNT NUMBER
gray shaded block, and your proxy card when you access the web page.
                                                                                        --------------------  ---------------------
                                      - OR

VOTE BY MAIL - Please mark, sign, date and mail your proxy card in the enclosed
postage-paid envelope as soon as possible.                                              --------------------  ---------------------




Please detach along perforated line, sign, date and mail in the envelope provided IF you are not voting via telephone or the Internet.




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     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" BOTH PROPOSALS 1 AND 2.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
-------------------------------------------------------------------------------

                                                                                                                FOR AGAINST ABSTAIN

1  Election of Directors to serve until the 2011       2  To ratify the selection of PricewaterhouseCoopers     [ ]   [ ]     [ ]
   Annual Meeting or until their successors are           LLP as the Company's Independent Registered Public
   elected and qualified:                                 Accounting Firm to audit the books of the Company
                                                          and its subsidiaries for 2006.
                  NOMINEES:
[ ]  FOR ALL NOMINEES                                  TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE.
     [ ] William A. Hines
     [ ] Alfred S. Lippman

[ ]  WITHHOLD AUTHORITY
     FOR ALL NOMINEES

[ ]  FOR ALL EXCEPT
     (See instructions below)

INSTRUCTIONS:   To withhold authority to vote
                for any individual nominee(s),
                mark "FOR ALL EXCEPT" and fill
                in the circle next to each
                nominee you wish to withhold, as
                shown here:

------------------------------------------------




------------------------------------------------
To change the address on your account,
please check the box at right and indicate   [ ]
your new address in the address space
above. Please note that changes to the
registered name(s) on the account may
not be submitted via this method.
-----------------------------------------------

Signature of Shareholder                          Date:             Signature of Shareholder                      Date:
                         ------------------------      ------------                          --------------------      ------------


NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.
         If signer is a partnership, please sign in partnership name by authorized person.

                             YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the Annual Meeting, your vote is important. If voting by mail, please mark, date, sign and promptly return the attached proxy card in the accompanying postage-paid envelope. No postage is required if mailed in the United States. You may also vote through the Internet or toll-free over the telephone. You may later revoke your proxy and vote in person.

IF YOU RETURN THE SIGNED PROXY CARD BUT DO NOT SPECIFY A MANNER OF VOTING, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.




                                                                       1




                           WHITNEY HOLDING CORPORATION

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Lloyd J. Abadie, H. Gerard Erath, Richard C. Hart, John A. Rehage and Charles J. Triay, and each of them, proxies with full power of substitution, to represent and to vote all shares of common stock of Whitney Holding Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held on Wednesday, April 26, 2006, at the Pan American Life Center, 601 Poydras St., 11th Floor, New Orleans, LA, at 10:30 a.m. or at any adjournments or postponements thereof
(1) as hereinafter specified upon the proposals listed on the reverse side and
(2) in their discretion upon such other business as may properly come before the meeting.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

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COMMENTS:




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